UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Vestin Fund II, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On or about January 24, 2006, Vestin Fund II, LLC (“Fund II”) began mailing letters to unitholders of Fund II thanking them for their attendance at meetings held by Fund II to discuss the proposal to convert Fund II into a real estate investment trust. A form of the thank you letter sent to unitholders who attended the meetings is attached.

<Vestin Letterhead>
<date>
Name
Address
City, State, Zip
Dear
Thank you for attending the Vestin Fund II, LLC meeting to discuss the proposal to convert Vesting Fund II, LLC into a REIT. I sincerely appreciate you taking the time to meet with me.
If you have any questions in the future, please do not hesitate to contact me.
Sincerely,

Mike Shustek